EXHIBIT 16.1


Seale & Beers, CPAs
PCAOB Registered Auditors - www.sealebeers.com


October 27, 2016

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549


Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated October 24, 2016 of SATUSA Corporation (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada






Seale and Beers, CPAs	PCAOB Registered Auditors
8250 W Charleston Blvd, Suite 100 - Las Vegas, NV 89117
Phone: (888)727-8251  Fax: (888)782-2351